                                                                   EXHIBIT 10.47

*Confidential portions have been omitted and filed separately with the Commission.

                           TRADEMARK LICENSE AGREEMENT

     THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") is made as of this 7th day of February, 1997 by and between Biomatrix, Inc., a Delaware corporation having its principal place of business at 65 Railroad Avenue, Ridgefield, New Jersey, U.S.A. ("Biomatrix"), and American Home Products Corporation, a Delaware corporation having its principal place of business at Five Giralda Farms, Madison, New Jersey 07940, U.S.A., acting through its unincorporated Wyeth-Ayerst Laboratories division (such entities are together defined herein as "Wyeth").

     WHEREAS, Biomatrix and Wyeth are parties to that certain International License Agreement (the "International License Agreement") and United States License Agreement (the "U.S. License Agreement"), each dated as of February 7, 1997 (together, the "License Agreements"), pursuant to which (i) Biomatrix agreed to sell and license to Wyeth, and Wyeth agreed to purchase and license from Biomatrix, Products (as defined in the License Agreements) and Extended Products and (ii) Biomatrix granted to Wyeth the right and license to use certain trademarks owned by Biomatrix in any promotional materials used by Wyeth to market the Products and Extended Products, all on the terms and conditions set forth in the License Agreements;

     WHEREAS, Biomatrix is the owner of rights in, and the goodwill associated with, the Trademark (as defined below); and

     WHEREAS, Biomatrix and Wyeth desire to enter into this Agreement for purposes of licensing Wyeth to use the Trademark in the Territory (as defined in each of the License Agreements, respectively).

     NOW, THEREFORE, the parties hereto agree as follows:

        1. DEFINITIONS; RULES OF INTERPRETATION

        1.1 Definitions. Unless otherwise specifically provided herein, all defined terms herein shall have the meanings ascribed them in the License Agreements in effect on the effective date of this Agreement. For purposes of this Agreement, the term "Trademark" shall mean (i) the trademark "Synvisc(R)" and each other mark, trademark or service mark described on Exhibit A hereto, and (ii) any other marks, trademarks or service marks as may be agreed upon in writing from time to time by the parties hereto for use by Wyeth in connection with the promotion, marketing and sale of Products and Extended Products.

        1.2 Rules of Interpretation.

          (a) All definitions (whether set forth herein or by reference) shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections shall be deemed references to Sections of this Agreement unless the context otherwise requires.

          (b) In the event that any of the terms or provisions of this Agreement shall be in conflict with or be inconsistent with any of the terms or provisions of the License Agreements, the terms and provisions of this Agreement shall govern.

        2. GRANT OF LICENSE; ROYALTY.

        2.1 License. Subject to the terms and conditions of this Agreement, Biomatrix grants to Wyeth, and Wyeth accepts from Biomatrix, the exclusive, right and license (without the right to sublicense), for the term of this Agreement, to use and display, and Wyeth shall use and display, the Trademark solely in connection with the sale, distribution, marketing, advertising and promotion of Products and Extended Products in the Field in the Territory. Wyeth agrees that it shall not use the Trademark at any time outside the Territory or use any Trademark for any products other than the Products and Extended Products within the Territory, or for any other purpose except as provided herein.

        2.2 Limitation of Rights. Wyeth shall have the right to use the Trademark only in the manner and to the extent specifically permitted by this Agreement. Biomatrix retains all rights not expressly granted to Wyeth in this Agreement. If Wyeth's license to sell Products or Extended Products terminates with respect to any country in the Territory then Wyeth's rights to use the Trademark and all other product specific logos, slogans and other intangibles used by Wyeth or its Affiliates in association with the sale of Products and Extended Products (including all registrations relating thereto) shall terminate with respect to such country and, subject to Wyeth's sell-out rights with respect to inventory, Wyeth shall (i) immediately with respect to such country cease using the Trademark and any such logos, slogans, and marketing rights of Biomatrix or any imitations thereof and (ii) immediately execute and deliver to Biomatrix any documents or instruments reasonably requested by Biomatrix to give full effect to the provisions of this Section 2.2.

        2.3 Royalty. In consideration of the license granted to Wyeth in Section 2.1, Wyeth agrees to pay royalties to Biomatrix as follows:

          (a) Wyeth shall pay to Biomatrix royalties in an amount equal to

                                        *

               *Confidential portions have been omitted and filed separately with the Commission.

                                        *

          (b) The amount of royalties due hereunder shall be computed quarterly. Within

                                        *

after the close of each calendar quarter, Wyeth shall pay to Biomatrix in cash the royalties owed hereunder with respect to such quarter. Each such payment shall be accompanied by a statement describing in reasonable detail the calculation of the amount of the accompanying royalty payment.

                                        *

          (c) All royalty payments shall be made in U.S. Dollars. The amount of Net Revenues paid in another currency shall be converted into U.S. Dollars in accordance with Section 4 of the International License Agreement.

          2.4. Intangibles. Biomatrix shall have exclusive ownership rights to the Trademark and all other product specific logos, slogans and other intangibles relating to the Products and Extended Products possessed or controlled by Wyeth or any of its Affiliates.

          3. TERM AND TERMINATION. Unless earlier terminated pursuant to this Paragraph 3, this Agreement shall continue in force, on a country-by-country basis,

                                        *

Notwithstanding the foregoing, this Agreement may be terminated by Biomatrix at any time upon written notice thereof to Wyeth upon the occurrence of any of the following:

               (a) Breach of any duty or obligation of Wyeth hereunder not cured within

                                        *

after receipt of written notice thereof from Biomatrix;

               (b) Termination of each of the International License and U.S. License by Biomatrix as a result of Wyeth's breach;

               (c) Termination of each of the International License and U.S. License by Wyeth;

               (d) Institution by Wyeth of bankruptcy, insolvency, liquidation or receivership proceedings, or proceedings for reorganization under bankruptcy or comparable laws;

               (e) Institution against Wyeth of any of the proceedings listed in
(d) above, the effectiveness of which is not stayed or dismissed within sixty
(60) days after such institution;

*Confidential portions have been omitted and filed separately with the Commission.

               (f) Wyeth's making of a general assignment for the benefit of creditors; and

               (g) Wyeth's failure to use the Trademark for a material amount of time in connection with material amounts of sales of Products or Extended Products.

          4. EFFECTS OF TERMINATION.

          Wyeth shall not have, and hereby waives, any claim for lost profits or goodwill relating to the termination of this Agreement. Upon the expiration or termination of this Agreement, Wyeth shall (i) immediately discontinue all use of the Trademark, its component parts or any colorable imitations thereof, by itself or in combination with any other words, letter, symbols or designs and all other logos, slogans, marketing rights and other intangibles (or any imitations thereof) relating to the Products or Extended Products and (ii) immediately take all necessary action and execute and deliver to Biomatrix any documents and instruments reasonably requested by Biomatrix to give full effect to the provisions of this Section 4, including without limitation those necessary to remove Wyeth as a registered user and/or a recorded licensee of the Trademark.

                                        *

Thereafter, Biomatrix shall have the right, but not the obligation,

                                        *

The termination of this Agreement shall not affect any obligation accruing prior to such termination. In the event that Wyeth fails promptly upon written request by Biomatrix to comply with any of its agreements in this Section 4, Wyeth hereby irrevocably consents to Biomatrix's taking any action necessary to give effect to such agreements.

          5. QUALITY CONTROL

          Throughout the term of this Agreement, Wyeth shall maintain the quality of products manufactured, sold or distributed under the Trademark at least at the level of quality maintained for products currently sold and distributed under the Trademark. Any products sold under the Trademark shall be made strictly to the same specifications as the Product and/or Extended Product made by Biomatrix under the Supply Agreement between Biomatrix and Wyeth dated as of February 7, 1997. If any product sold under the Trademark is not manufactured by Biomatrix, at least

                                        *

prior to use or distribution thereof, Wyeth shall deliver to Biomatrix for inspection, testing and/or review samples of product to be sold and all new, or changes to existing, product signs, labels, packaging materials, advertising and other materials bearing the Trademark; and Wyeth shall not offer for sale, sell, distribute or use any such new or changed product or materials without Biomatrix's express prior written approval. Biomatrix' approval

                                        *

In order to determine Wyeth's compliance with this Paragraph 5, Biomatrix or its authorized representative may inspect and/or test, at reasonable times and

*Confidential portions have been omitted and filed separately with the Commission.

under reasonable circumstances, all uses of the Trademark by Wyeth and all underlying goods. Each product produced or distributed hereunder shall comply with all applicable laws and regulations and shall conform in all respects to the sample of such product approved by Biomatrix hereunder. In the event of any nonconformity or any deterioration in the quality of a product sold under the Trademark (as determined by Biomatrix in good faith), Biomatrix may, in addition to other available remedies, by written notice to Wyeth, require that such product be immediately withdrawn from the market and Wyeth shall promptly cause such withdrawal.

          6. INTELLECTUAL PROPERTY

          6.1 Use and Display of the Trademarks. Wyeth shall use and display the Trademark in a conspicuous manner in connection with all Products and Extended Products. Without limiting the generality of the foregoing:

               (a) Wyeth shall include in all advertising and promotional material created by or for Wyeth in which the Trademark appears such legends, markings, and notices (such as "TM" or "(R)" superscript, as appropriate) as required or permitted by any foreign, federal, state or local law or regulations.

               (b) Subject to applicable laws and regulations in the Territory, Wyeth shall ensure that all trade literature, publications and promotional materials relating to any product sold under the Trademark shall specify the concept of viscosupplementation and that such concept has been conceived and introduced by Biomatrix.

               (c) Wyeth shall not use the Trademark or any marks confusingly similar thereto (i) in connection with any goods or services other than products made to the specifications for the Products or Extended Products or (ii) as part of or in connection with the legal name of any Person or the tradename of any Person;

               (d) Wyeth shall not have the right to use any variation of the Trademark without Biomatrix's written approval (which approval shall be in Biomatrix's sole discretion) and, in the event that Biomatrix approves the use of any variation of a Trademark, such approved variation shall become a Trademark owned by Biomatrix and governed by the terms of this Agreement;

               (e) Wyeth shall not use the Trademark with any other trademark or tradename, other than Wyeth's standard "house mark," without Biomatrix's prior written approval (which approval shall not be unreasonably withheld).

          6.2 Ownership and Maintenance of Trademark. Biomatrix expressly reserves the sole and exclusive ownership of the Trademark and all rights relating thereto. Wyeth hereby acknowledges that Biomatrix is the sole and exclusive owner of the

Trademark. Wyeth shall not question or otherwise challenge, either directly or indirectly, during the term of this Agreement or after its termination or expiration, Biomatrix's ownership of, and rights in, the Trademark and the goodwill associated therewith or the validity of this Agreement. All use of the Trademark by Wyeth shall inure to the benefit of Biomatrix. Upon Biomatrix's request, whether during or after the term of this Agreement, Wyeth shall provide necessary samples and information to permit Biomatrix to effect trademark or service mark registrations and execute and deliver to Biomatrix any documents required by Biomatrix to confirm Biomatrix's ownership of the Trademark. Wyeth shall not at any time, either during or after the term of this Agreement, apply to register the Trademark, or any mark confusingly similar thereto, as a trademark or service mark anywhere in the world. The parties shall execute a short form Trademark license agreement to the extent that it is necessary to record the Trademark license hereunder in any country in the Territory where Biomatrix deems such recordation to be necessary or desirable.

          6.3 No Assignment. It is understood and agreed that nothing in this Agreement will be deemed in any way to constitute an assignment by Biomatrix of the Trademark or of the goodwill associated therewith, or to give Wyeth any right, title, or interest in and to the Trademark or the goodwill associated therewith (except the right to make use thereof as herein provided).

          6.4 Infringements by Third Parties. Wyeth shall notify Biomatrix promptly of any use by any Person of the Trademark or a mark similar to the Trademark. Biomatrix in its sole discretion shall decide whether or how to proceed against a third party infringer. Wyeth shall cooperate fully with Biomatrix in connection with the prosecution of any claim against any such third party infringer. If requested by Biomatrix, Wyeth shall join with Biomatrix, at Biomatrix's expense, in any such action as Biomatrix in its sole discretion may deem advisable, provided, however, that Wyeth shall have no right to take any action with respect to the Trademark without Biomatrix's prior written approval, which approval may be withheld in Biomatrix's sole discretion. The proceeds of any settlement of, or recovery from, any such action shall belong entirely to Biomatrix. If Biomatrix declines in writing to bring any action against an alleged third party infringer, Wyeth may proceed and will bear all expenses of the action. If necessary for Wyeth to proceed, Biomatrix shall join with Wyeth, at Wyeth's expense. The proceeds of any settlement of, or recovery from, any such action initiated by Wyeth shall belong entirely to Wyeth.

          7. INDEMNIFICATION

          7.1 Indemnification by Biomatrix. Biomatrix agrees to defend, indemnify and hold harmless Wyeth from and against any and all claims of third parties and liabilities, judgments, penalties, losses, costs, damages and expenses resulting therefrom, arising from infringement claims by third parties by reason of

                                        *

In the event of any such claim, upon written request by Biomatrix, Wyeth shall immediately cease and desist from any and all further use or display of the Trademark.

            *Confidential portions have been omitted and filed separately with the Commission.

          7.2 Indemnification by Wyeth. Wyeth agrees to defend, indemnify and hold harmless Biomatrix from and against any and all claims of third parties and liabilities, judgments, penalties, losses, costs, damages and expenses resulting therefrom, arising by reason of

                                        *

          7.3 Procedures for Indemnification. With respect to any claims falling within the scope of the foregoing indemnifications:

               (a) Each party agrees to notify the other promptly and in writing of such claims, and to keep the other fully advised with respect to such claims and the progress of any legal actions relating thereto in which the other party is not a participant.

               (b) Biomatrix shall have the sole right to undertake and control the defense and settlement of any claims relating to the ownership or validity of the Trademark or of any pending application or registration of the Trademark. Wyeth shall cooperate fully with Biomatrix in connection with the defense of any such claims brought by third parties. If requested by Biomatrix, Wyeth shall join with Biomatrix, at Biomatrix's expense, in any such action as Biomatrix in its sole discretion shall deem advisable.

               (c) Wyeth shall have the right to participate at its own expense in the defense of any claim instituted against it, and, if it does so participate, it shall not have the right to recover against Biomatrix the costs and expenses (including its attorneys' fees) of its participation in such suit.

               (d) In the event that a party assumes the defense of a claim against the other party, the party assuming the defense shall not enter into any compromise or settlement of the claim without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          8. MISCELLANEOUS PROVISIONS

         8.1 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. Neither party may, without the prior written consent of the other party, take any of the following actions (collectively referred to herein as an "Assignment"): (i) assign or transfer its rights or obligations under this Agreement, (ii) license or sublicense any of its rights or obligations under this Agreement, or (iii) designate another person to perform all or part of its obligations under this Agreement or have all or part of its rights and benefits under this Agreement; provided, however, that a party may make Assignments to Affiliates of such party or to a successor, by merger, and provided, further that in the case of an Assignment to an Affiliate the assigning party shall promptly notify the other party in writing of such

         *Confidential portions have been omitted and filed separately with the Commission.

Assignment and shall remain liable (both directly and as guarantor) with respect to all obligations so assigned. In the event of any permitted Assignment or in the event that an Affiliate of either party shall exercise rights and/or perform obligations hereunder pursuant to the terms of this Agreement, the assignee or Affiliate, as the case may be, shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement satisfactory to the other party hereto.

          8.2 Governing Law; Specific Performance. (a) This Agreement and the respective rights and obligations of the parties shall be governed by and construed in accordance with the internal and substantive laws of the State of New Jersey, United States of America (without regard to principles of conflicts of laws). The parties hereby agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any other document contemplated hereby. In the event of any dispute touching or concerning this Agreement, the parties hereby agree to submit such dispute to their respective chief executive officers or their designees by notice delivered in accordance with the provisions of Section 8.6 hereof. Each of the parties agrees that any suit relating to this Agreement may be brought in the courts of the State of New Jersey or any federal court and service of process in any such suit being made by mail at the address specified in Section 8.6. Each party hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

     (b) Injunctive Relief. Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New Jersey, equitable relief of a kind appropriate in light of the nature of the ongoing threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

          8.3 Section Headings. References herein to sections and Exhibits are to sections and Exhibits to this Agreement. The title of this Agreement and the section headings contained herein are for convenience of reference only and shall not define or limit the provisions hereof.

          8.4 Severability. If any term, provision, covenant or condition of this Agreement is declared to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.5 Waiver. The failure of either party to require the performance of any provision of this Agreement by the other party shall not be deemed a waiver and shall not deprive the party of its full right to require such performance in the particular instance or at any other time. Any waiver must be in writing executed by the waiving party.

          8.6 Notices. All communications in connection with this Agreement shall be in writing and sent by postage prepaid first class mail, courier, or telefax, and if relating to default, late payment or termination, by certified mail, return receipt requested, telefax or courier, addressed to each party at the address above, in the case of Biomatrix, Attn: Chief Executive Officer, with a copy to: Justin P. Morreale, Esq., Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110, U.S.A., and in the case of Wyeth, 555 East Lancaster Avenue, St. Davids, Pennsylvania 19087, Attn: Senior Vice President, Global Business Development, with a copy to American Home Products Corporation, Five Giralda Farms, Madison, New Jersey 07990, Attn: Senior Vice President and General Counsel or to such other address as the addressee shall last have designated by notice to the communicating party. The date of giving any notice shall be the date of its actual receipt.

          8.7 No Agency or Franchise. This Agreement and the relations hereby established by and between Biomatrix and Wyeth do not constitute a partnership, joint venture, agency, franchise or contract of employment between them.

          8.8 Complete Agreement. This Agreement, the Supply Agreement and the License Agreements embody all of the terms and conditions of the agreement between the parties with respect to the matters set forth herein and supersedes any and all prior or contemporaneous agreements, representations, understandings or discussions of any kind between the parties.

          8.9 Modifications. This Agreement may not be modified or amended except by writing which refers specifically to this Agreement signed on behalf of both parties by their duly authorized officers.

          8.10 Other Documents The parties agree to implement this Agreement by executing or causing to be executed such additional documents and agreements as may be necessary to fully protect the Trademark and effectively carry out the terms of this Agreement in accordance with applicable laws and regulations.

          8.11 EU REGULATIONS. It is the intention of the parties hereto that this Agreement shall at all times qualify for the exemption from the provisions of Article 85(1) of the Treaty of Rome dated 25 March 1957, as amended, which either (a) is available under EEC Regulation Number 1983/83, or (b) may otherwise be available under any other regulations or successor regulation thereto. In the event that any provision of this Agreement is deemed to violate the conditions for qualifying for the exemption, set out in whichever of those regulations may be in effect at the relevant time, or if any such regulation is amended after the date of this Agreement so as to cause this Agreement to fail to qualify for the exemption, the parties hereto agree that they will, as soon as it is practicable to do so, enter into good faith negotiations to amend this Agreement as necessary in order to re-qualify for the exemption or notify the Agreement.

          THE PARTIES HERETO, intending to be legally bound, have duly executed this Agreement on the date first written above.

AMERICAN HOME PRODUCTS CORPORATION


By: /s/ Fred Hassan
  -----------------------------

Title: Executive Vice President
   ----------------------------

BIOMATRIX, INC.

By: /s/ Endre A. Balazs
  ----------------------------
Title: Chief Executive Officer
   ---------------------------

                                    Exhibit A

                                    Trademark

                                        *

          *Confidential portions have been omitted and filed separately with the Commission.

          Country    Registration No.        Term             Expiration Date
          -------    ----------------        ----             ---------------

                                        *

          *Confidential portions have been omitted and filed separately with the Commission.

                               FIRST AMENDMENT TO

                           TRADEMARK LICENSE AGREEMENT

     This FIRST AMENDMENT (this "Trademark Amendment Agreement"), is made as of June 13, 2000 (the "Amendment Effective Date"), by and between Biomatrix, Inc. ("Biomatrix") and American Home Products Corporation, acting through its unincorporated Wyeth-Ayerst Laboratories division (together "Wyeth") to amend that certain Trademark License Agreement, dated as of February 7, 1997, by and between Biomatrix and Wyeth (the "Trademark License Agreement').

     WHEREAS, Biomatrix and Wyeth entered into the Trademark License Agreement by which Biomatrix granted to Wyeth a license to use certain trademarks owned by Biomatrix and now the parties wish to amend certain provisions of the Trademark License Agreement;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and intending to be legally bound thereby, the parties hereto agree as follows:

     1. Capitalized terms used in this Trademark Amendment Agreement and not otherwise defined shall have the meanings ascribed to such terms in the Trademark License Agreement.

     2. EXHIBIT A to the Trademark License Agreement is hereby deleted in its entirety and replaced with EXHIBIT A attached hereto.

     3. Wyeth agrees promptly to take all such actions as may be required to notify any and all government agencies in any Relinquished Countries (as defined in the First Amendment to International License Agreement between the parties of even date herewith) that Wyeth is no longer a distributor of Products and to cause all registrations of the Trademark in the name of Wyeth or any affiliate of Wyeth to be transferred to Biomatrix or its designee

     4. This Trademark Amendment Agreement and the respective rights and obligations of the parties shall be governed and construed in accordance with the internal and substantive laws of the State of New Jersey, United States of America (without regard to principles of conflicts of laws). This Trademark Amendment Agreement may be executed in several identical counterparts, each of which shall be an original, but all of which constitute one instrument, and in making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

     5. Except as specifically modified hereby, the Trademark License Agreement shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Trademark Amendment Agreement as an instrument under seal as of the date first above stated.

                 BIOMATRIX, INC.

                 By: /s/ Endre A. Balazs
                    ---------------------------
                 Name:  Endre A. Balazs
                 Title: Chief Executive Officer

                 AMERICAN HOME PRODUCTS CORPORATION

                 By: /s/ Egon E. Berg
                    ---------------------------
                 Name:  Egon E. Berg
                 Title: Vice President

                                    EXHIBIT A

                                    TRADEMARK

SYNVISC(R)

COUNTRY           REGISTRATION NO.       TERM                 EXPIRATION DATE
-------           ----------------       ----                 ---------------
United States     1,418,125              20 Yrs.              November 25, 2006

Germany           1,l10,922              10 Yrs.              December 20, 1996

                  (Renewal)              10 Yrs.              December 20, 2006

Greece            127,446                10 Yrs.              July 12, 2005

CTM               Ser. No. 000338731     Published for Opposition

Turkey            180724                                      January 30, 2007

Portugal          314081                 10 Yrs.              September 4, 2006

Poland            170,078                Registration Fee Paid. To issue shortly

Czech Republic    209,939                10 Yrs.              February 24, 2007